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                                                                    EXHIBIT 99.5


                                 FIRST AMENDMENT
                                       TO
                           CONVERTIBLE PROMISSORY NOTE

         THIS FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE (the "Amendment") is made and entered into as of December 29, 2000, by and between CYBERGUARD CORPORATION, a Florida corporation ("Maker"), and FERNWOOD PARTNERS II, LLC, a Delaware limited liability company ("Payee").

         RECITALS:

         A. Maker executed and delivered on August 26, 1999, a certain Convertible Promissory Note (the "Note") in the principal amount of Three Million Six Hundred Ninety Nine Thousand Four Hundred Eighty Four and 38/100 Dollars ($3,699,484.38), payable to Payee.

         B. The parties desire to amend the Note in certain respects as set forth herein.

         AGREEMENT:

         NOW, THEREFORE, for and in consideration of these premises, the mutual promises set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

        1. DEFINED TERMS. Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Note.

        2. INTEREST. The following sentence shall be added to the end of
Section 1:

         "All interest on this Note shall be compounded quarterly on January 1, April 1, July 1 and October 1 of each year commencing on October 1, 1999."

Notwithstanding the foregoing, the parties acknowledge and agree that the interest payment made by Maker to Payee on October 1, 2000, in the amount of $117,020.73 shall not be compounded.

         3. PRINCIPAL AND INTEREST PAYMENTS. Section 2 of the Note shall be deleted in its entirety and replaced with the following:

                  "2. Principal and Interest Payments. Notwithstanding anything contained herein to the contrary, all principal due hereunder together with all accrued interest shall become immediately due and payable without further notice on June 30, 2002.


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         In the event that any payment date shall fall due on a Saturday,
         Sunday, legal holiday or a day on which federal banking institutions are not required to be open, payment shall be made on the next business day, but interest, shall continue to accrue until such payment is made."

         4. EFFECT OF AMENDMENT; GENERAL PROVISIONS. Except as set forth in this Amendment, the terms and provisions of the Note are hereby ratified and declared to be in full force and effect. This Amendment shall become effective upon its execution, which may occur in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Captions and paragraph headings are used herein for convenience only, are not a part of this Amendment or the Note as amended by this Amendment and shall not be used in construing either document. Other than the reference to the Note contained in the first paragraph of this Amendment, each reference to the Note and any agreement contemplated thereby or executed in connection therewith, whether or not accompanied by reference to this Amendment, shall be deemed a reference to the Note as amended by this Amendment.

                                                          SIGNATURE PAGE FOLLOWS


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in multiple originals by their authorized officers, all as of the day and year first above written.


                                    CYBERGUARD CORPORATION



                                    By: /s/ Terrence A. Zielinski
                                        ----------------------------------------
                                    Title: Chief Financial Officer
                                           -------------------------------------
                                                       ("maker")


                                    FERNWOOD PARTNERS II, LLC

                                    By: Richard L. Scott Revocable Trust, Member



                                    By: /s/ Richard L. Scott
                                        ----------------------------------------
                                    Title: Trustee
                                           -------------------------------------
                                                        ("Payee")